                                  Exhibit 23.1

                        Consent of Independent Auditors



     We consent to the incorporation of the Unicore Software, Inc. Consolidated Financial Statements for the Year Ended December 1997 and Independent Auditors' Report, Unicore Software, Inc. Consolidated Financial Statements for the Nine Months Ended September 30, 1998 and Independent Auditors' Report, and Unicore Software, Inc. Consolidated Financial Statements for the Period from Inception (October 1, 1998) to December 31, 1998 and Independent Auditors' Report appearing in this Current Report on Form 8-K/A of Touchstone Software Corporation, March 8, 1999 being the date of the earliest event reported.


/s/  Cowan, Bolduc, Doherty & Company
Andover, Massachusetts
May 20, 1999


                                       6